SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                January 29, 1999




                         PEEKSKILL FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its Charter)




Delaware                       0-27178                        13-3858258
(State or other         (Commission File No.)               (IRS Employer
 jurisdiction of                                                 Identification
 incorporation)                                                     Number)




                  1019 Park Street, Peekskill, New York 10566
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (914) 737-2777


                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  Other Events

     On January 29, 1999, the Registrant issued the attached press release.

Item 7.  Financial Statements and Exhibits

         (a)      Exhibits

                  99. Press release, dated January 29, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                         PEEKSKILL FINANCIAL CORPORATION




Date: January 29, 1999                     By: /s/William J. LaCalamito
      -------------------                      ------------------------
                                               William J. LaCalamito
                                               President and Chief
                                                 Operating Officer

                                                                      EXHIBIT 99


                  [PEEKSKILL FINANCIAL CORPORATION LETTERHEAD]




CONTACT: William J. LaCalamito                            For Immediate Release
         President                                           January 29, 1999
         Peekskill Financial Corporation
         (914) 737-2777


          PEEKSKILL FINANCIAL CORPORATION ANNOUNCES OVERSUBSCRIPTION OF
                           DUTCH AUCTION TENDER OFFER

Peekskill,  New  York....  January 29, 1999 -  Peekskill  Financial  Corporation
(NASDAQ NMS: PEEK), Peekskill, New York, announced today the preliminary results of its Modified Dutch Auction Tender Offer (the "Dutch Auction") which expired on Wednesday, January 27, 1999 at 4:00 p.m. Based on a preliminary count, the Company believes that its shareholders tendered between 800,000 and 900,000 shares of which approximately 800,000 are expected to be purchased in the Dutch Auction. In general, the Company will accept the shares tendered as follows: first, the shares tendered by persons holding 100 or fewer shares will be accepted; next, all other shares properly tendered (other than certain conditionally tendered shares) will be accepted on a pro rata basis.

         The purchase price is expected to be $16.75 per share for all shares purchased in the Dutch Auction. It is currently expected that payment for all shares purchased will be made on or about Tuesday, February 2, 1999.

         The Dutch Auction commenced on December 23, 1998. Under the terms of the Dutch Auction, Peekskill Financial Corporation offered to repurchase up to 800,000 shares of its common stock within a price range of $14.75 per share to $16.75 per share. Based upon the results, the value of the shares purchased will be approximately $13.4 million. The number of shares to be purchased represents approximately 28 percent of Peekskill Financial Corporation's 2,842,069 shares of common stock outstanding on December 16, 1998.

         Peekskill Financial Corporation is a savings and loan holding Company based in Peekskill, New York and, as of December 31, 1998 had approximately $213.5 million in total assets and $144.4 million in deposits.

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